UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	Statement of Purpose

The Audit Committee of the Board of Directors (the “Audit Committee” or the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities relating to corporate accounting and financial reporting processes and the quality and integrity of the financial statements of Universal Business Payment Solutions Acquisition Corporation (the “Company”). The Audit Committee’s primary duties and responsibilities are to:

•
serve as an independent and objective body to monitor the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance and accounting;

•	monitor compliance by the Company with legal and regulatory requirements, including review of the Company’s disclosure controls and procedures;

•	evaluate the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Independent Auditor”);

•	review and evaluate the activities, organizational structure, qualifications and performance of the Company’s internal audit and finance functions, to the extent such functions exist;

•	provide a means of communication among the Independent Auditor, management (including persons performing any internal audit or finance function) and the Board; and

•	fulfill the other responsibilities set out herein.

Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are presented in accordance with generally accepted accounting principles and that its disclosures are complete and accurate. Rather, these responsibilities fall on the Independent Auditor and Company management.

The Audit Committee members are not required to be professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the Independent Auditor, nor can the Audit Committee certify that the Independent Auditor is “independent” under applicable rules. Rather, the Audit Committee serves a Board-level oversight role where it oversees the relationship with the Independent Auditor, as set forth in this Charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the Independent Auditor, taking into account the information it receives, discussions with the Independent Auditor and the experience of the Committee’s members in business, financial and accounting matters

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the Independent Auditor and internal auditors, as well as any other individual in the Company. The Independent Auditor is ultimately accountable to the Audit Committee and the Board.

Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within and outside the Company and management from which it receives information; (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board); and (iii) statements made by the officers and employees of the Company or third parties as to any information technology, internal audit and other non-audit services provided by the Independent Auditor

II.	Organization

The Audit Committee shall be composed, absent a temporary vacancy, of three or more directors, as determined by the Board. Each member of the Audit Committee shall:

•
meet the independence requirements pursuant to Listing Rule 5605(a)(2) established by the NASDAQ Stock Market LLC (“NASDAQ”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and all rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”); and

•
be able to read and understand fundamental financial statements, and at least one member of the Committee must have accounting or related financial management expertise as a result of past employment experience, professional certification or other comparable experience or background; and

•	at least one member of the Committee shall be an “audit committee financial expert”, pursuant to Item 407(d)(5) of Regulation S-K, as determined by the Board.

The Board shall appoint the Audit Committee Members; members shall serve until their successors shall be duly elected and qualified. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.  If a vacancy on the Committee exists for the position of “audit committee financial expert,” the Board will endeavor to fill such vacancy with another “audit committee financial expert” as soon as practically possible.

If a member of the Audit Committee ceases to satisfy the independence requirements discussed above for reasons outside the reasonable control of such member, the member may remain on the Committee until the earlier of the next annual meeting of shareholders of the Company or one year from the occurrence of the event that caused the failure of such member to be independent, provided that the Company provides notice to NASDAQ immediately upon learning of the event or circumstance that caused the noncompliance pursuant to Rule 5605(c)(4) of the NASDAQ listing rules and subject to the exception contained in Rule 5605(c)(5) of the NASDAQ listing rules.

The Audit Committee shall meet at least quarterly, including by written consent, at such times and places as the Audit Committee shall determine. When necessary, the Audit Committee shall meet in executive session outside of the presence of any officer of the Company.  The Audit Committee shall also meet with the Independent Auditor outside of the presence of any officer of the Company at least annually.  The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board. In fulfilling its responsibilities the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

III.	Committee Responsibilities and Duties

The Audit Committee:

1.           Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company, including the Independent Auditor (including the resolution of disagreements between management and the Independent Auditor regarding financial reporting). The Independent Auditor and any other registered public accounting firm engaged by the Company shall report directly to the Audit Committee and have ultimate accountability to the Audit Committee.

2.           Reviews periodically with management, the Independent Auditor and the internal audit function, if any, (a) the adequacy of the Company’s internal control over and objectivity of its financial reporting (including any significant deficiencies and significant changes in internal controls reported to the Committee by the Independent Auditor or management); (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures and management reports thereon.

3.           Reviews management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the Independent Auditor’s report on management’s assertion.

4.           Obtains and reviews, at least annually, a report by the Independent Auditor describing:

(a)	the Independent Auditor’s internal quality control procedures; and

(b)
any material issues raised by the most recent internal quality control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and

(c)
any relationships between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the Independent Auditor, consistent with the Independence Standards Board Standard No. 1, as promulgated by the Independence Standards Board. The Committee shall review and discuss with the Independent Auditor this written statement and, based on such review, assess the independence of the Independent Auditor.

5.           Reviews and discusses with the Independent Auditor on a timely basis (a) any significant changes in the company’s selection or application of accounting principles; (b) all critical accounting policies and practices used by the Company; (c) alternative accounting treatments within generally accepted accounting principles in the United States (“GAAP”) related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the Independent Auditor; and (d) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

6.           Sets clear hiring policies for employees or former employees of the Independent Auditor that comply with SEC regulations.

7.           Discusses with the national office of the Independent Auditor, if appropriate, issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

8.           Meets with the Company’s independent accountants periodically during each fiscal year, including private meetings, and review written materials prepared by the independent accountants, and, as appropriate:

(a)
reviews the Company’s financial statements and discusses any matters of concern arising in connection with audits of such financial statements, including any adjustments to such statements recommended by the Independent Auditor or any other results of the audits; and

(b)
considers and reviews, as appropriate and in consultation with the independent accountants, the appropriateness and adequacy of the Company’s financial and accounting policies, procedures and internal accounting controls and, as appropriate, the internal controls of key service providers, and reviews management’s responses to the Independent Auditor’s comments relating to those policies, procedures and controls, and to any special steps adopted in light of material control deficiencies; and

(c)	reviews with the Independent Auditor their opinions as to the fairness of the financial statements; and

(d)	reviews with the Independent Auditor the matters required to be discussed by Statements on Auditing Standards or other professional standards relating to the conduct of an audit.

9.           Verifies the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law

10.         Reviews and discusses with the Independent Auditor on a timely basis the Independent Auditor’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, financial reporting processes, both internal and external, and such further matters as the Independent Auditor presents the Audit Committee under generally accepted auditing standards.

11.         Discusses policies with respect to risk assessment and risk management, significant risk exposures (whether legal, financial, operating or otherwise) and the steps management has taken to monitor and control such exposures.

12.         Reviews and discusses with the Company’s management and the Independent Auditor quarterly earnings press releases, including the interim financial information and other disclosures included therein, and any financial information and earnings guidance provided to analysts and rating agencies.

13.         Reviews and discusses with the Company’s management and the Independent Auditor  the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Form 10-K and Form 10-Q and, if deemed appropriate, recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year.

14.         Establishes policies and procedures for the review and pre-approval of all auditing services, internal control related services and all non-audit services provided by the Independent Auditor and to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended. Approval may be made by one or more members of the Committee, as designated by the Committee and/or its Chair. The designated member(s) shall report all approved non-audit services to the Committee at the next scheduled meeting, and the Committee shall decide whether the provision of these non-audit services is compatible with the independence of the Independent Auditor.

15.         Reviews the scope and significant findings of the audits performed by the Independent Auditor and meets with management and the internal finance department regarding these matters.

16.         Reviews the Independent Auditor’s audit plan for the current year. Discusses scope, staffing, locations, reliance upon management (including persons performing any internal audit function) and general audit approach.

17.         Reviews annually with the Independent Auditor matters required to be discussed by Statements on Auditing Standards, as promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants, as they may be modified or supplemented, or other professional standards, relating to the conduct of an audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

18.         Approves clear guidelines for the engagement or hiring by the Company of any individual either currently employed by the Independent Auditor or employed by the Independent Auditor at any time within the one year period preceding the proposed hire date.

19.         Reviews the Company’s financing plans, the activities and recommendations of the Independent Auditor and the Company’s reporting policies and practices and reports recommendations to the Company’s full Board for approval.

20.         Annually evaluates any internal audit function and reviews the appointment,  compensation and replacement of any internal auditor (or outside firm filling such role) as well as the scope of such function, key findings by such function and significant matters related thereto.

21.         Establishes and reviews annually the procedures for: (i) the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.         Considers the effect on the Company of: any changes in service providers, such as the Company’s accountants or administrators, that could impact the Company’s internal controls and any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that require special accounting activities or resources.

23.         On behalf of the Board, on an annual basis, reviews with the Company’s counsel any legal matters that could have a material impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and any material reports or inquiries received from regulators or governmental agencies.

24.         Prepares the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

25.         Investigates, when it deems necessary, improprieties or suspected improprieties in Company operations.

26.         Reviews with both management and the Independent Auditor and approves all related party transactions or dealings with parties related to the Company.

27.         Obtains assurance from the Company’s Independent Auditor that Section 10A(b) of the Exchange Act has not been implicated.

28.         Advises the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Conduct and any violations thereof.

29.         Reviews and discusses with management and the Company’s independent accountants all off-balance sheet transactions and obligations.

30.         Considers whether to grant any approvals or waivers sought under the Company’s Code of Conduct.

31.         Recommends to the Board the appointment of the Company’s principal accounting officer and principal financial officer.

32.         When appropriate, designates one or more members to perform certain of the Committee’s duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

33.         Reviews and discusses earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to their release.

34.         Prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

35.         Reviews and reassesses the adequacy of this Charter annually and recommends any proposed changes to the Board for approval.

36.         Evaluates its performance on an annual basis and establishes criteria for such evaluation.

37.         Performs any other activities consistent with this Charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

IV.	Funding

The Audit Committee shall have the authority to retain independent legal counsel and independent accountants and other advisors as it deems necessary and appropriate to carry out its duties and responsibilities hereunder. The Company shall provide appropriate funding, as determined by the Audit Committee, for (i) payment of compensation to the Independent Auditor employed by the Company to render or issue an audit report or to perform other audit, review or attest services of the Company and the advisors referred to in the immediately preceding sentence employed by the Audit Committee and (ii) payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.